
   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1996
                                                      REGISTRATION NO. 33-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                --------------
                             PUBLIC STORAGE, INC.
                       (FORMERLY STORAGE EQUITIES, INC.)
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          CALIFORNIA                                     95-3551121
 (STATE OR OTHER JURISDICTION              (I.R.S. EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)                      HUGH W. HORNE
                                                    PUBLIC STORAGE, INC.
   600 NORTH BRAND BOULEVARD                     600 NORTH BRAND BOULEVARD
  GLENDALE, CALIFORNIA 91203-1241             GLENDALE, CALIFORNIA 91203-1241
        (818) 244-8080                                  (818) 244-8080
 (ADDRESS, INCLUDING ZIP CODE, AND              (NAME, ADDRESS, INCLUDING ZIP
  TELEPHONE NUMBER, INCLUDING AREA CODE,              CODE, AND TELEPHONE
   OF REGISTRANT'S PRINCIPAL                   NUMBER, INCLUDING AREA CODE, OF
      EXECUTIVE OFFICES)                            AGENT FOR SERVICE)


                                --------------
                                  COPIES TO:
                             DAVID GOLDBERG, ESQ.
                             PUBLIC STORAGE, INC.
                     600 NORTH BRAND BOULEVARD, SUITE 300
                        GLENDALE, CALIFORNIA 91203-1241
                                --------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                                --------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 33-63947, 33-54755

  If this Form is a post-effective amendment filed pursuant to Rule 462(a) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
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                                                  PROPOSED MAXIMUM
                                       AMOUNT      OFFERING PRICE  PROPOSED MAXIMUM   AMOUNT OF
     TITLE OF EACH CLASS OF            TO BE        PER SHARE OR      AGGREGATE      REGISTRATION
   SECURITIES TO BE REGISTERED       REGISTERED         UNIT        OFFERING PRICE       FEE
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
8.45% Cumulative Preferred Stock,
Series H, $.01 par value per
share (the "Preferred Stock")....      (1)              (2)           (1)(2)             N/A
Depositary Shares Each
Representing 1/1,000 of a
Share of Preferred Stock
(the "Depositary Shares")........       570,915         $25.00      $14,272,875        $4,922
  Total..........................   $14,272,875         (2)         $14,272,875        $4,922(3)

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(1) There is being registered hereunder shares of Preferred Stock, and
    Depositary Shares representing 1/1,000 of a share of Preferred Stock. Depositary Receipts will be distributed to those persons acquiring such fractional interests and the shares of Preferred Stock will be issued to a Depositary under a Deposit Agreement.
(2) No separate consideration will be received for any Preferred Stock represented by Depositary Shares.
(3) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.


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

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on the 22nd day of January, 1996.

                                          PUBLIC STORAGE, INC.

                                          By:    /s/ B. WAYNE HUGHES
                                             __________________________________
                                            B. Wayne Hughes, Chairman of the
                                                          Board

  Each person whose signature appears below hereby authorizes B. Wayne Hughes and Harvey Lenkin, and each of them, as attorney-in-fact, to sign on his behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                         CAPACITY                   DATE
             ---------                         --------                   ----

       /s/ B. WAYNE HUGHES           Chairman of the Board, Chief   January 22, 1996
____________________________________ Executive Officer and
          B. Wayne Hughes            Director (principal
                                     executive officer)

        /s/ HARVEY LENKIN            President and Director         January 22, 1996
____________________________________
           Harvey Lenkin

    /s/ RONALD L. HAVNER, JR.        Senior Vice President and      January 22, 1996
____________________________________ Chief Financial Officer
       Ronald L. Havner, Jr.         (principal financial officer
                                     and principal accounting
                                     officer)

     /s/ ROBERT J. ABERNETHY         Director                       January 22, 1996
____________________________________
        Robert J. Abernethy

      /s/ DANN V. ANGELOFF           Director                       January 22, 1996
____________________________________
          Dann V. Angeloff

      /s/ WILLIAM C. BAKER           Director                       January 22, 1996
____________________________________
          William C. Baker

       /s/ URI P. HARKHAM            Director                       January 22, 1996
____________________________________
           Uri P. Harkham

        /s/ BERRY HOLMES             Director                       January 22, 1996
____________________________________
            Berry Holmes
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                                      II-1

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                 DESCRIPTION
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
  5.1    Opinion of David Goldberg as to the legality of the securities being registered.
  8.1    Opinion of Hogan & Hartson L.L.P. re tax matters.
 23.1    Consent of Independent Auditors.
 23.2    Consent of David Goldberg (included in Exhibit 5.1).
 23.3    Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1).

                                      II-2